EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) dated December 31, 2016 is entered into by and between ATI Nationwide Holding Corp, a Florida corporation with a mailing address for notice purposes at 4700 Homewood Court, Suite 100 Raleigh, North Carolina 27609 USA (the “Company”) and Alton Perkins, an individual with a mailing address of 228 Seahawk St., Las Vegas, NV 89145 USA (the “Employee”).

WHEREAS, Company wishes to compensate Employee for past services rendered and other consideration, and to retain the continued services of Employee, and the Employee wishes to continue with his employment by the Company in consideration of the stock issuance remuneration agreed to herein, including those options and lock-up periods set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1. Employment. The Company hereby employs Employee to serve as its “Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, and Secretary” and Employee hereby accepts such employment by the Company, upon the terms and conditions herein provided.

2. Duties and Responsibilities. Employee shall report to the Board of Directors of the Company pursuant to the procedures set forth in the Company’s Bylaws. Employee agrees to discharge such duties as may be delegated to him from time-to-time by the Company.  The Company reserves the right to change or modify the designation of Employee or his duties at Company's discretion from time-to-time. During the term of his employment, unless an actual conflict arises, Employee is authorized to engage in any other business or occupation provided he has the ability to dedicate, at the very least, twenty hours a month towards the performance of his duties hereunder. Employee is not prohibited from making passive or personal investments for which the expenditure of time is not required.  Employee acknowledges that he shall travel, as reasonably required by the Company, in connection with his employment, subject to the Company paying any and all reasonable expenses in advance of such travel.

3. Location. The initial principal location where the Employee shall perform services for the Company shall not be limited to any particular location; however, upon establishment by the Company of a permanent business location, the Employee agrees to report, as needed and no less than weekly, to the permanent business location.

4. Term. This Agreement shall commence on the Effective Date and shall continue for a period of five years (the “Initial Term”). At the expiration of the Initial Term, this Agreement shall be extended for additional successive one (1) year terms at the option of the Company upon providing Employee with written notice no later than ninety (90) days prior to the expiration of the Initial Term (the “Renewal Term”). The Initial Term and Renewal Term are collectively defined herein as the “Term.”

5. Vacations and Sick Leave. Employee shall be entitled to the number of paid vacation days that is consistent with existing Company policies for its Employee officers, and as provided for in the Compensation Schedule.  Employee shall also be entitled to all paid holidays given by the Company to its Employee officers.

6. Compensation. The Company and the Employee agree that the Employee shall be compensated in the manner and form set forth in the “Compensation Schedule” attached hereto as Schedule A.

7. Termination. The Company may terminate this Agreement without cause at any time upon ninety (90) days written notice to the Employee. The Employee may terminate this Agreement without cause at any time upon ninety ninety (90) days’ written notice to the Company. If requested by the Company, the Employee shall continue to perform his duties and shall receive a mutually agreeable salary up to the date of termination. In addition, the Company will pay the Employee a severance allowance on the date of the termination equal to five times his annual salary.

The Company may terminate this Agreement “for cause” immediately without any notice, for any of the following events: (i) If Employee is convicted for an offence of felony or any act involving moral turpitude; (ii) If Employee commits any act of theft, fraud, dishonesty, or falsification of an employment record; (iii) If Employee commits any breach of this Agreement which remains uncured for a period of 14 days following written notice of such breach; (iv) If Employee fails to perform reasonable assigned duties, or fails to perform those duties expected of an officer of a publicly reporting company to the United States Securities and Exchange Commission; (v) If Employee improperly discloses Company’s confidential information; or (vi) If Employee commits any act which causes detrimental effect to Company’s reputation and business.

THE PARTIES AGREE THAT ANY COMPENSATION PAID PRIOR TO ANY EVENT OF TERMINATION, INCLUDING MONEY, STOCK OR OTHER FORMS OF COMPENSATION SHALL BE CONSIDERED FULLY EARNED AND NOT SUBJECT TO ANY CLAWBACK, UNLESS SUCH MONEY, STOCK OR OTHER FORM OF CONSIDERATION WAS OBTAINED THROUGH FRAUD, FALSE PRETENSES OR OTHER INTENTIONAL TORT COMMITTED BY THE EMPLOYEE. IF THE EMPLOYEE IS TERMINATED FOR ANY REASON WITH OR WITHOUT CAUSE THE COMPANY WILL PAY THE EMPLOYEE A SEVERANCE ALLOWANCE IDENTIFIED HEREIN NO LATER THAN 30 DAYS AFTER TERMINATION.

8. Expenses. Pursuant to Company policy, and to the extent not set forth in the Compensation Schedule, the Company shall reimburse the Employee for all authorized travel and other reasonable expenses incurred by him in furtherance of the Company’s business upon the Employee’s presentation of an itemized account of expenditures.

9. Benefit Plans. During the Term, the Employee shall be entitled to participate in any medical and dental plans, life and disability insurance plans, retirement plans and any other fringe benefit plans or programs maintained by the Company for the benefit of its Employees. Nothing in this Agreement shall preclude the Company from terminating or amending any Employee benefit plan or program from time to time.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

11. Mediation and Arbitration. Any controversy or claim arising out of or in relation to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be resolved by private arbitration before a single arbitrator pursuant to the procedures set forth herein. In selecting a single arbitrator, in the event the parties are unable to reach a mutual decision on the arbitrator within a commercially reasonable time, the Employee and the Company, through their attorneys, shall submit three names to the Chief Financial Officer/Treasurer of the Company, who in turn, shall place the names on separate sheets of paper of equal dimension, fold and place in a container for selection. The parties may either, within a commercially reasonable period of time, (a) meet in person to select a name out of the container, (b) agree to do the selection through a video feed of the process, or (c) have the Chief Financial Officer/Treasurer turn over the container to an independent third-party at his choosing, who in turn would commence the drawing and then provide the parties with the name of the arbitrator chosen. The parties agree to waive any and all claims or defenses related to the selection of the arbitrator.

The parties shall have the right to engage in pre-hearing discovery in connection with such arbitration proceedings. The parties agree hereto that they will abide by and perform any award rendered in any arbitration conducted pursuant hereto, that any court having jurisdiction thereof may issue a judgment based upon such award and that the prevailing party in such arbitration and/or confirmation proceeding shall be entitled to recover its reasonable attorneys' fees and expenses. The arbitration award shall be final, binding and non-appealable. The Parties agree to utilize the arbitration rules of the American Arbitration Association for all aspects of the private arbitration.

12. Notices. Any notice to be given hereunder by any party to the other, may be effected either by personal delivery in writing, or by mail, registered or certified, postage pre-paid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraphs of this Agreement, but each party may change their address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing. The Employee agrees to keep the Company current as to his or her business and mailing addresses, as well as telephone, email and mobile numbers.

13. Waiver. The waiver by either party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver or any subsequent breach by either party hereto.

14. Proprietary Information. The Employee agrees that all processes, procedures, programs, discoveries, ideas, conceptions, formulae, improvements, developments, technologies, designs, inventions, processes, designs, software, firmware, hardware, diagrams, copyrights, trade secrets, and any other proprietary information (collectively, the “Proprietary Information”), whether or not patentable or copyrightable, conceived, developed, invented, or made solely by the Employee, or jointly with others, during the Term of the Agreement shall be the property of, and belongs to, the Company.

The Employee agrees to promptly and freely disclose to the Company all such Proprietary Information, which Employee conceives as a result of his employment by the Company, and Employee agrees to assign and hereby does assign all of his interest therein to the Company. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments, or other instruments, which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States, or any foreign country, to otherwise protect the Company's interest in the Proprietary Information or to vest title to the Proprietary Information in the Company. These obligations shall survive the termination of Employee's employment and shall be binding upon Employee's assigns, executors, administrators, and other legal representatives.

15. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Employee and his heirs and legal representatives.  This Agreement is personal as to Employee and may not be assigned by Employee without first obtaining the written consent of the Company. The Company without the prior consent of Employee may assign this Agreement.

16. Severability. The unenforceability of any provision or provisions of this Agreement shall not affect the enforceability of any other provision of this Agreement. If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

17. Entire Understanding. This Agreement, along with Schedule A, contains the entire understanding of the parties relating to the employment of the Employee by the Company.  It may be changed only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

18. Amendments and Default. This Agreement may be amended in whole or part at any time and from time to time but only in writing in a form substantially similar to the form hereof.  In the event of default or breach of any of the terms and conditions hereof the defaulting party agrees to pay the reasonable attorneys’ fees incurred by the other party in enforcing the provisions hereof.

19. Counterparts and Electronic Signatures. This Agreement may be executed in counterpart, and may be executed by way of facsimile or electronic signature, and if so, shall be considered an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AGREED:

EMPLOYEE ATI NATIONWIDE HOLDING CORP

By /s/ Alton Perkins By /s/ Xiang Mei Lin
Alton Perkins Xiang Mei Lin

 Acting Chairman of the Board

SCHEDULE A

COMPENSATION SCHEDULE

This Compensation Schedule (this “Schedule”) dated December 31, 2016 is entered into by and between ATI Nationwide Holding Corp, a Florida corporation with a mailing address for notice purposes at 4700 Homewood Court, Suite 100 Raleigh, North Carolina 27609 USA (the “Company”) and Alton Perkins an individual with a mailing address of 228 Seahawk St., Las Vegas, NV 89145 USA (the “Employee”), and is incorporated and merged with the Employment Agreement executed by the Company and the Employee (the “Agreement”).

1. Effective Date. This Schedule is effective upon approval by the Company’s Board of Directors, and shall continue until such time the Agreement is terminated under the applicable provisions therein.

2. Compensation/Salary & Benefits. Based upon the company’s cash flow and capital raised, the Company at its discretion will pay salaries, and benefits to key management staff, other employees and persons. Salaries and benefits may include commissions, health plans, transportation compensation and other benefits. The Board will determine the type, amount, timing and distribution of these salaries and benefits. For this consideration, key employees agree to be bound by this agreement.

3. Compensation/Stock Issuance. The Company agrees to issue 10,000,000 shares of the Company’s common stock (the “Shares”) to Executive in the name of Alton & Xiang Mei Lin Perkins Family Trust in consideration of his services. The 10,000,000 shares shall be issued at par value of .001 per share. The Trust shall be bound by this agreement. Upon issuance of the common stock, the shares shall be considered outstanding and fully paid. The Shares shall be subject to the following terms and conditions:

3.1. Employee’s Representations. In connection with the issuance and acquisition of the Shares, the Employee hereby represents and warrants to the Company as follows:

3.1.1. The Employee is acquiring and will hold the Shares for investment for his account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933 (the “Securities Act”).

3.1.2. The Employee understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act, or the Employee obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Employee further acknowledges and understands that the Company is under no obligation to register the Shares.

3.1.3. The Employee is aware of the adoption of Rule 144 of the Securities and Exchange Commission under the Securities Act, which permits limited public resales of the securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Employee acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

3.1.4. The Employee has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the Shares, and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.

3.1.5. The Employee is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Employee is able, without impairing his financial condition to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his investment in the Purchased Shares.

3.2. Limitations on Transfer of The Shares. The Employee shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any of the Shares except as expressly provided in this Agreement. Notwithstanding, the Employee may transfer all or any of his Shares: (a) by way of gift to any member of his family or to any trust for the benefit of any such family member or the Employee; provided, however that any such transferee shall agree in writing with the Company, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Employee, or by will or the laws of descent and distribution, in which event each transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Employee. As used herein, the word “family” shall include any spouse, lineal ancestor or descendant, brother or sister.

3.3. Right of First Refusal on Disposition of The Shares.

3.3.1. If at any time the Employee desires to sell for cash any of the Shares pursuant to a bona fide offer from a third party (the “Proposed Transferee”), the Employee shall submit a written offer (the “Offer”) to sell such Shares (the “Offered Shares”) to the Company on terms and conditions, including price, not less favorable to the Company than those on which the Employee proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold and the price thereof, the total number of Shares owned by the Employee, and the terms and conditions of, and any other material facts relating to, the proposed sale.

3.3.2. The Company shall have an option for a period of 21 days (the “Company Option Period”) following in receipt of the Offer to purchase some or all of the Offered Shares in place of the Proposed Transferee. If the Company desires to purchase any of the Offered Shares, it shall notify the Employee of such election during the Company Option Period, stating the number of Offered Shares it desires to purchase. Such notice shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares.

3.3.3. If the Company does not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the Employee at any time within 42 days after the date the Offer was made (i.e. 21 days after the expiration of the option period in Section 3.3.2, above), subject to the provisions of Section 3.4 and Section 3.5 of this Schedule. Any such sale shall be to the Proposed Transferee at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 42 day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3.3. Offered Shares that are sold pursuant to this Section 3.3 to any person who is not a party hereto shall no longer be subject to this Schedule.

3.4. Additional Restrictions on Resale.

3.4.1. Securities Law Restrictions. Regardless of whether the offering and sale of the Shares under this Schedule have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

3.4.2. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial/primary public offering, the Employee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable standoff period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 3.4.2. This Section 3.4.2 shall not apply to Shares registered in the public/primary public offering under the Securities Act, and the Employee shall be subject to this Section 3.4.2 only if all directors, officers, and holders of at least 25% of the outstanding stock of the Company are subject to similar arrangements. This Section 3.4.2 shall expressly survive a termination of this Schedule.

3.4.3 Lock-Up Provisions. In addition to the other restrictions provided in this Schedule, the Employee agrees to the following limitations and lock-up provisions:

3.4.3.1 The Employee shall not dispose or convey greater than five-percent (5%) of the Shares and or any shares under his control for his personal benefit between the first day after the first year after issuance and the conclusion of the second year after issuance.

3.4.3.2 The Employee shall not dispose or convey greater than fifteen percent (15%) of the Shares and or any shares under his control for his personal benefit between the conclusion of the first year up to and after the first day of the third year after issuance.

3.4.3.3 The Employee shall not dispose or convey greater than twenty percent (20%) of the Shares and or any shares under his control for his personal benefit between the conclusion of the first year up to and after the first day of the fourth year after issuance.

3.4.4 Rights of the Company. The Company shall not be required to transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

3.5. Termination of Restrictions. Section 3.4.3 shall terminate (a) immediately prior to the consummation of the first firm commitment underwritten public offering to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act, pursuant to which the aggregate price paid for the public to purchase of Stock is at least $10.00, or (b) on the fifth anniversary of the date of this Schedule, whichever occurs first. It is the intent of the Employee to agree to this holding period as an agreed upon “lock-up” period in consideration of his services to the Corporation.

3.6. Enforcement of Agreement. The Employee expressly agrees that the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by the Employee, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, or a decree for specific performance, in accordance with the provisions hereof. If the Employee fails to fulfill any obligation to sell Shares to the Company under the Agreement, the Company may, at its option, in addition to all other remedies it may have, send to the Employee the purchase price for such Shares as specified in this Agreement. Thereupon the Company, upon written notice to the Employee, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of the Company as treasury shares, a new certificate or certificates representing such Shares, and all of the Employee’s rights in and to such Shares shall terminate.

3.7. Tax Election. The issuance of the Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code of 1986 (the “Section 83(b) Election”) within 30 days after the date of purchase. The Employee acknowledges that he has consulted with his tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Section 83(b) Election and that it is his sole responsibility, and not the Company’s, to file the Section 83(b) Election in a timely manner, even if the Employee request the Company to make such filing on his behalf.

3.8 Legend. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHCATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH ANY AND ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND IN COMPLIANCE WITH THE EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER.

4. Compensation and Other Consideration. Unless subsequently modified by the Company and Executive in writing, the issuance of the Shares constitutes the Executive’s compensation.

5. Stock Option. The Company agrees to issue the Employee an option to purchase up to 10,000,000 shares of common stock of the Company per year at any time prior to the conclusion of the first year of the Agreement, i.e. prior to 365 days after execution of the Agreement, at a price of .005 per share and annually thereafter for a total of 5 consecutive years. The shares purchased under this option shall be considered subject to all rights and restrictions set forth in this Schedule.

6. Employee Stock Option Plan. Employee shall be entitled to participate in the Employee Stock Option Plan of the Company once approved by the Board of Directors.

7. Modification of Schedule. The Company and Employee acknowledge and agree that modification of this Schedule requires a written document signed by both parties.

8. Vacation and Paid Time Off. Employee agrees to be bound by the policies and procedures set forth by Company related to vacation and paid time off, which at the time of execution of the Agreement and this Schedule is three (3) weeks.

9. Other Benefits. The Company agrees to extend other employment benefits provided to other similarly situated key employees consistent with the policies and procedures of Company, and upon approval by the Board of Directors.

IN WITNESS WHEREOF, the parties have executed this Schedule as of the date first above written.

AGREED:

EMPLOYEE ATI NATIONWIDE HOLDING CORP

By /s/ Alton Perkins By /s/ Xiang Mei Lin
Alton Perkins Xiang Mei Lin

 Acting Chairman of the Board

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